Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SI Financial Group, Inc.’s Registration Statement Nos. 333-171879, 333-171880 and 333-181648 on Forms S-8 of our reports dated March 15, 2017 relating to our audits of the consolidated financial statements and internal control over financial reporting of SI Financial Group, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 15, 2017